UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2014

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MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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Tennessee	001-34732	62-1028629
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN 37932
(Address of Principal Executive Office) (Zip Code)
(865) 223-6575
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Cash Bonus Awards to Named Executive Officers for Fiscal Year 2014

On July 25, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Miller Energy Resources, Inc. (the “Company”) met to discuss the award of cash bonuses to our named executive officers for the year ended April 30, 2014 (“fiscal 2014”). The Compensation Committee, in accordance with its charter, has exclusive authority to set the compensation for Mr. Boruff, and makes recommendations to the Board for the remaining named executive officers.

Specifically, the Compensation Committee considered the performance of the Company and Mr. Boruff, our Chief Executive Officer (“CEO”), Mr. Brawley, our Chief Financial Officer, Mr. Voyticky, our President, Mr. Miller, our Executive Chairman, Mr. Hall, our Chief Operating Officer, Mr. Yost, our Senior Vice President and General Counsel, and Mr. Perry, the Vice President and Drilling Manager of our wholly-owned subsidiary, Cook Inlet Energy, LLC, and determined to award the following bonus to Mr. Boruff, and to recommend that the Board award the following amounts to our other named executive officers:

Officer and Title	Cash Bonus
Scott Boruff, Chief Executive Officer	$150,000
John Brawley, Chief Financial Officer	$75,000
David Voyticky, President	$75,000
Deloy Miller, Executive Chairman	$125,000
David Hall, Chief Operating Officer	$125,000
Kurt Yost, Senior Vice President and General Counsel	$75,000
Conrad Perry, Vice President and Drilling Manager of Cook Inlet Energy, LLC	$50,000

This determination was effective as to Mr. Boruff when the Compensation Committee approved the bonus for him. On July 28, 2014, the Board accepted the Compensation Committee’s recommendation with respect to the cash bonus awards to the other named executive officers.

Adoption of Fiscal 2015 Executive Compensation Metrics and Plan

On July 28, 2014, the Compensation Committee and Board of Directors each met to discuss the results of their review of the compensation paid to our CEO and our other named executive officers and to establish a compensation plan for the year ending April 30, 2015 (“fiscal 2015”). As noted above, the Compensation Committee has exclusive authority to set the compensation for Mr. Boruff, and makes recommendations to the Board for the remaining named executive officers.

There are no written agreements currently in effect at this time expressly reflecting the terms of the fiscal 2015 executive compensation plan adopted by the Compensation Committee and the Board (the “Fiscal 2015 Compensation Plan”). However, Mr. Brawley, Mr. Voyticky and Mr. Perry’s written employment agreements remain in full force and effect. To the extent applicable, the Company deems these agreements to incorporate the terms of the Fiscal 2015 Compensation Plan. The Company may choose to enter into formal written employment agreements with the CEO and the other named executive officers, although any such agreements will be subject to the terms of this Fiscal 2015 Compensation Plan.

The compensation for our CEO and other named executive officers consists of three primary elements under the Fiscal 2015 Compensation Plan, among other terms and conditions. These primary elements are: base salaries, the FY2015 Cash Bonus Program (defined below), and the FY2015 Equity Award Program (defined below).

With respect to the FY2015 Cash Bonus Program and the FY2015 Equity Award Program (taken together, the “Incentive Programs”), no payment or award will be made under these programs until the Compensation Committee has met to evaluate the performance of the Company for fiscal 2015 as compared to two performance metrics, net production and adjusted EBITDA, as discussed in more detail below. At this meeting, the Compensation Committee will determine the value of the cash bonuses and equity awards earned under the Incentive Programs. This meeting can only occur after the end of the Company’s fiscal 2015 (with the date of that meeting being referred to as the “Determination Date” in this filing).

Following the end of fiscal 2015, the Compensation Committee will meet to determine whether the metrics were met, whether, and to what extent, their negative discretion, as discussed further below, is exercisable, and to calculate the value of the cash and equity awards under the FY2015 Cash Bonus Program and FY2015 Equity Award Program in light of the performance achieved relative to the metrics and the description of these programs above.

Base Salaries

The Compensation Committee decided that no change in Mr. Boruff’s base salary would be made, and recommended to the Board that no change in the current base salaries of any of the named executive officers’ salaries be made. The Board accepted and adopted the Compensation Committee’s recommendation. For fiscal 2015, the named executive officers’ salaries will be:

Officer and Title	Base Salary
Scott Boruff, Chief Executive Officer	$795,000
John Brawley, Chief Financial Officer	$350,000
David Voyticky, President (1)	$500,000
Deloy Miller, Executive Chairman	$375,000
David Hall, Chief Operating Officer	$375,000
Kurt Yost, Senior Vice President and General Counsel	$300,000
Conrad Perry, Vice President and Drilling Manager of Cook Inlet Energy, LLC	$350,000
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(1)
As previously disclosed, we entered into an Extension Agreement with Mr. Voyticky on June 3, 2014 which set his salary at $500,000.00 for the period from July 29, 2014 through July 29, 2015. Prior to July 29, 2014, Mr. Voyticky’s salary was set forth in his previous employment agreement.

Cash Bonus Incentive Compensation for Fiscal Year 2015

On July 28, 2014, the Compensation Committee and Board also approved a new cash incentive bonus program for fiscal 2015 for our CEO and our other named executive officers (other than Mr. Perry, whose bonus is governed by his existing employment agreement) (the “FY2015 Cash Bonus Program”). As required by the charter of the Compensation Committee, the FY2015 Cash Bonus Program was voted on and approved by the members of the Compensation Committee, each of whom meet the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee adopted the FY2015 Cash Bonus Program with respect to Mr. Boruff and then recommended the program to the Board as to the other executive officers noted below. The Board accepted this recommendation and adopted the program.

Under the FY2015 Cash Bonus Program, a “Target Cash Bonus,” payable in cash, was established for each participating executive, as set forth in the table below. These represent, as a percentage of base salary, the cash bonus to be awarded to each executive if the Company achieves a “Target Value” with respect to its net production and adjusted EBITDA for fiscal 2015. These metrics described in greater detail below under “Performance Metrics” and the bonuses to be paid for achieving the Target Value for each metric, determined independently, are set forth in the table below.

In addition, the FY2015 Cash Bonus Program establishes a “Threshold Cash Bonus” and a “Maximum Cash Bonus” for each participating executive, as set forth in the table below. The Threshold Cash Bonus is set as half the Target Cash Bonus and represents that cash bonus payable to each participating executive if the Company achieves a certain minimum “Threshold Value” with respect to its net production or adjusted EBITDA for fiscal 2015, as further described below. For each of these performance metrics, a cash bonus will only be earned if the Company achieves at least the Threshold Value for fiscal 2015 with respect to that metric.

The Maximum Cash Bonus is set as twice the Target Cash Bonus and represents, for each performance metric, the cash bonus payable to each participating executive if the Company achieves a certain “Stretch Goal” with respect to that performance metric for fiscal 2015. No additional bonus will be paid to an executive for attaining actual performance levels higher than the Stretch Goals.

If, for either performance metric, the Company achieves an intermediate value between the Threshold Value and the Target Value for that metric (the range between those points being referred to as the “Lower Interval”), the cash bonus amount awarded to each participating executive under the FY2015 Cash Bonus Program with respect to that performance metric will be an amount between the Threshold Cash Bonus and the Target Cash Bonus, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Lower Interval for that metric.

Similarly, if, for either performance metric, the Company achieves an intermediate value between the Target Value and the Stretch Goal for that metric (the range between those points being referred to as the “Upper Interval”), the cash bonus amount awarded to each participating executive under the FY2015 Cash Bonus Program with respect to that performance metric will be an amount between the Target Cash Bonus and the Maximum Cash Bonus, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Upper Interval for that metric.

The amount of the cash bonus payable with respect to each performance metric (net production and adjusted EBITDA) will be determined independently and, hence it is possible that a cash bonus may be earned under one of the two performance metrics even if the Company fails to reach the Threshold Value with respect to the other performance metric.

Notwithstanding the description above, cash bonuses awarded under the FY2015 Cash Bonus Program may be reduced by the Compensation Committee in the exercise of its negative discretion, as more fully described under the heading “Negative Discretion Retained” below.

For each of the performance metrics established and for each executive named below, the amounts of the Threshold Cash Bonus, Target Cash Bonus and Maximum Cash Bonus are as set forth in the following table:

FY2015 Cash Bonus Program (bonuses expressed as a percentage of base salary)
	Net Production Metric			Adjusted EBITDA Metric
Executive and Position	Threshold Cash Bonus	Target Cash Bonus	Maximum Cash Bonus	Threshold Cash Bonus	Target Cash Bonus	Maximum Cash Bonus
Scott Boruff, Chief Executive Officer	25%	50%	100%	25%	50%	100%
John Brawley, Chief Financial Officer	18.75%	37.5%	75%	18.75%	37.5%	75%
David Voyticky, President	18.75%	37.5%	75%	18.75%	37.5%	75%
Deloy Miller, Executive Chairman	18.75%	37.5%	75%	18.75%	37.5%	75%
David Hall, Chief Operating Officer	18.75%	37.5%	75%	18.75%	37.5%	75%
Kurt Yost, Senior Vice President and General Counsel	12.5%	25%	50%	12.5%	25%	50%

For the avoidance of doubt, as stated above, the amount of cash bonus payable under the foregoing is determined independently for each of the two performance metrics (net production and adjusted EBITDA) under the FY2015 Cash Bonus Program. For example, if the “Stretch Goals” were achieved with respect to both net production and adjusted EBITDA, then Mr. Boruff would be entitled to a total cash bonus equal to 200% of his base salary for the year, with 100% awarded because the Stretch Goal was met with respect to the net production metric and 100% awarded because the Stretch Goal was met with respect to adjusted EBITDA.

Equity Long Term Incentive Compensation for FY 2015

On July 28, 2014, the Board approved a new long term equity incentive bonus program for fiscal year 2015 for the Company's CEO and our other named executive officers (other than Mr. Perry, whose long term incentives are governed by his existing employment agreement) (the “FY2015 Equity Award Program”). As required by the charter of the Compensation Committee, the FY2015 Equity Award Program was voted on and approved by the members of the Compensation Committee, each of whom meet the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee adopted FY2015 Equity Award Program with respect to Mr. Boruff and then recommended the program to the Board as to the other executive officers noted below. The Board accepted this recommendation and adopted the program.

Under the FY2015 Equity Award Program, a “Target Equity Award” was established for each participating executive, as set forth in the table below. These Target Equity Awards are denominated in cash but if awarded will be payable 50% in shares of the Company’s common stock and 50% in an option to purchase the Company’s common stock. The shares and the options will be valued as described below. The Target Equity Award represents the value of the equity that will be awarded to each participating executive if the Company achieves a “Target Value” with respect to its net production and adjusted EBITDA for fiscal 2015. These metrics, described in greater detail below under “Performance Metrics”, and the value of the awards for achieving the Target Value for each metric, determined independently, are set forth in the table below.

In addition, the FY2015 Equity Award Program establishes a “Threshold Equity Award” and a “Maximum Equity Award” for each participating executive, as set forth in the table below. The Threshold Equity Award is set as half the Target Equity Award and represents the value of the equity that will be awarded to each participating executive if the Company achieves a certain minimum “Threshold Value” with respect to its net production or adjusted EBITDA for fiscal 2015, as further described below. For each of these performance metrics, an equity award will only be earned if the Company achieves at least the Threshold Value for fiscal 2015 with respect to that metric.

The Maximum Equity Award is set as twice the Target Equity Award and represents, for each performance metric, the value of the equity to be awarded to each participating executive if the Company achieves a certain “Stretch Goal” with respect to that performance metric for fiscal 2015. No additional award of equity will be granted to an executive for attaining actual performance levels higher than the Stretch Goals.

If, for either performance metric, the Company achieves an intermediate value between the Threshold Value and the Target Value for that metric, the value of the equity awarded to each participating executive under the FY2015 Equity Award Program with respect to that performance metric will be an amount between the Threshold Equity Award and the Target Equity Award, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Lower Interval for that metric.

Similarly, if, for either performance metric, the Company achieves an intermediate value between the Target Value and the Stretch Goal for that metric, the value of the equity awarded to each participating executive under the FY2015 Equity Award Program with respect to that performance metric will be an amount between the Target Equity Award and the Maximum Equity Award, interpolated on a straight-line basis between those two bonus amounts based on a comparison of the Company’s actual performance for fiscal 2015 with respect to that metric relative to the Upper Interval for that metric.

The value of the equity awarded with respect to each performance metric (net production and adjusted EBITDA) will be determined independently and, hence it is possible that an equity award may be earned under one of the two performance metrics even if the Company fails to reach the Threshold Value with respect to the other performance metric.

Notwithstanding the description above, all equity awards under the FY2015 Equity Award Program may be reduced by the Compensation Committee in the exercise of its negative discretion, as more fully described under the heading “Negative Discretion Retained” below.

For each of the performance metrics established and for each executive named below, the value of the Threshold Equity Award, Target Equity Award and Maximum Equity Award are as set forth in the following table:

FY2015 Equity Award Program
	Net Production Metric			Adjusted EBITDA Metric
Executive and Position	Threshold Equity Bonus	Target Equity Bonus	Maximum Equity Bonus	Threshold Equity Bonus	Target Equity Bonus	Maximum Equity Bonus
Scott Boruff, Chief Executive Officer	$187,500	$375,000	$750,000	$187,500	$375,000	$750,000
John Brawley, Chief Financial Officer	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
David Voyticky, President	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
Deloy Miller, Executive Chairman	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
David Hall, Chief Operating Officer	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000
Kurt Yost, Senior Vice President and General Counsel	$87,500	$175,000	$350,000	$87,500	$175,000	$350,000

For the avoidance of doubt, as stated above, the value of the equity to be awarded under the foregoing is determined independently for each of the two performance metrics (net production and adjusted EBITDA) under the FY2015 Equity Award Program. For example, if the “Stretch Goals” were achieved with respect to both net production and adjusted EBITDA, then Mr. Boruff would be entitled to a total equity award with a value equal to $1,500,000, with $750,000 of that awarded because the Stretch Goal was met with respect to the net production metric and $750,000 of that awarded because the Stretch Goal was met with respect to adjusted EBITDA.

As noted above, half of the value of any award under the FY2015 Equity Award Program would be in shares of common stock of the Company, and half would be in the form of an option to purchase the Company’s common stock. The number of shares of the Company’s common stock and the value of such a stock option, if awarded, would be calculated based on the closing price of our common stock on the New York Stock Exchange on the Determination Date (or if that day is not a trading day, the next trading day on the New York Stock Exchange) (the “Closing Price”), and the Black-Sholes value of the stock option (measured as of the date the Closing Price is set). The exercise price of the stock options would be equal to the Closing Price and the options will have a term of ten years (except where, in accordance with the terms of Miller’s 2011 Equity Compensation Plan, a shorter term is required).

Performance Metrics

Each participating executive will be entitled to an award under the Incentive Programs only if certain performance metrics are achieved. The Compensation Committee selected two metrics against which performance will be measured: net production volumes of oil, natural gas and other hydrocarbons (measured in millions of barrels of oil equivalent (mmboe)) and adjusted EBITDA, with each metric weighted equally and measured independently for purposes of determining the amount of any cash bonus or equity award earned. Adjusted EBITDA will be measured in the same manner as it was for fiscal 2014 as reported in the Company’s annual report for fiscal 2014 on Form 10-K.

For each metric, a “Threshold Value,” “Target Value” and a “Stretch Goal” was established. The Threshold Value represents a minimum level of performance needed to obtain a certain minimum bonus or award under the Incentive Programs with respect to that metric. If the Company does not achieve at the Threshold Value or greater under at least one metric, then no bonuses or awards would be due under either of the Incentive Programs.

If the Company achieves or surpasses its Stretch Goals with respect to both metrics, under the Incentive Programs a maximum bonus and award may (subject to the negative discretion of the Compensation Committee, discussed below) be earned by each participating executive. No additional bonuses will be earnable under either of the Incentive Programs for performance above and beyond the Stretch Goals.

The Threshold Values, Target Values and Stretch Goals set for each of the metrics under the Incentive Programs are as follows:

Metric	Threshold Value	Target Value	Stretch Goal
Net Production Volume	1.40 mmboe	1.65 mmboe	1.82 mmboe
Adjusted EBITDA	$68.0 million	$88.0 million	$108.0 million

For its fiscal 2014, the Company reported net production of 0.82 mmboe and an adjusted EBITDA of $37.8 million.

Negative Discretion Retained

Notwithstanding the Company’s performance with respect to the performance metrics, the Compensation Committee retains general negative discretion to reduce or eliminate awards under the Incentive Programs. In particular, and without limiting that discretion, the Compensation Committee has noted that it intends to use its discretion to reduce:

(1)	cash bonus payments under the FY2015 Cash Bonus Program by 25% of the Target Cash Bonus if the Company fails to reduce “current general and administrative expenses” by at least $5,000,000;

(2)
cash bonus payments under the FY2015 Cash Bonus Program by 25% of the Target Cash Bonus if the Company fails to eliminate the Company’s reported material weakness in internal control over financial reporting;

(3)
the value of equity awards under the FY2015 Equity Award Program by 25% of the Target Equity Award if the Company fails to reduce “current general and administrative expenses” by at least $5,000,000; and

(4)
the value of equity awards under the FY2015 Equity Award Program by 25% of the Target Equity Award if the Company fails to eliminate the Company’s reported material weakness in internal control over financial reporting.

For purposes of this use of the Compensation Committee’s negative discretion, it is noted that “current general and administrative expenses” means those general and administrative expenses arising from the operation of the Company’s existing assets, and will exclude expenses incurred as a result of any new acquisitions it may close during fiscal 2015. This term may also exclude certain extraordinary and non-recurring items if warranted in the judgment of the Compensation Committee.

Limitation on Incentive Compensation for FY 2015

In no event will any year-end bonus paid by the Company in cash or in kind to any person, including under the FY2015 Cash Bonus Program and the FY2015 Equity Award Program, exceed the “Per Person Award Limitations” set forth in Section 5.2 of the 2011 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date:	July 31, 2014	By:	/s/ SCOTT M. BORUFF
Scott M. Boruff
Chief Executive Officer